Exhibit 5.1

OPINION OF KATTEN MUCHIN ROSENMAN LLP

May 15, 2008

Career Education Corporation

2895 Greenspoint Parkway

Suite 600

Hoffman Estates, Illinois 60169

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Career Education Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s registration of 4,000,000 additional shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company’s Restated Certificate of Incorporation, as amended, (c) the Company’s Fourth Amended and Restated By-laws, (d) minutes and records of proceedings of the Company’s Board of Directors and shareholders, (e) a form of specimen stock certificate representing Common Stock, (f) the forms of stock option and restricted stock agreements under the Plan, and (g) such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that, at the time of the issuance of the Shares, (i) any and all agreements related to the issuance of the Shares will have been duly executed and delivered by the Company and the respective recipients of the Shares, and (ii) to the extent applicable, the cash consideration payable to the Company in connection with the issuance and sale of the Shares will not be less than the par value of the Common Stock. We have also assumed that each of the awards under the Plans will be made pursuant to duly executed award agreements in one of the forms reviewed by us.

Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, or the Shares have been registered and issued electronically into a restricted book entry account maintained by the Company’s transfer agent through the Depository Trust Company or through the Direct Registration System, and the Company’s Board of Directors or Compensation Committee has approved the issuance of specific awards of the Shares under the Plan, the Shares, when issued and delivered by the Company and, if applicable, paid for in accordance with the terms of the Plan and, to the extent applicable, the award agreements under the Plan, will be validly issued, fully paid and non-assessable. Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the use of this opinion for filing as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP